As filed with the Securities and Exchange Commission on April 19, 2023.

Registration No. 333-82081

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 2

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLOWSERVE CORPORATION

(Exact name of registrant as specified in its charter)

NEW YORK	31-0267900
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5215 N. O’Connor Boulevard, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)
(972) 443-6500
(Registrant’s telephone number, including area code)

Flowserve Corporation Retirement Savings Plan

(Full title of the plans)

Susan C. Hudson

Senior Vice President, Chief Legal Officer and Corporate Secretary

Flowserve Corporation

5215 N. O’Connor Boulevard, Suite 700

Irving, Texas 75039

(Name and address of agent for service)

(972) 443-6500

(Telephone number, including area code, of agent for service)

with a copy to:

Krista Hanvey

Gibson, Dunn & Crutcher LLP

2001 Ross Avenue, Suite 2100

Dallas, Texas 75201

(214) 698-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE TO POST-EFFECTIVE AMENDMENT NO. 2

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) is filed by Flowserve Corporation (the “Registrant”), and the Flowserve Corporation Retirement Savings Plan (the “Plan”), to deregister the Registrant’s shares of common stock, $1.25 par value per share (the “Common Stock”), as well as other Plan interests, remaining unsold or otherwise unissued under the Plan. This Post-Effective Amendment relates to the Registrant’s registration statement on Form S-8 (Registration No. 333-82081) filed with the Securities and Exchange Commission (the “Commission”) on July 1, 1999 (the “Registration Statement”) and the Post-Effective Amendment No. 1 to the Registration Statement filed with the Commission on June 24, 2013 (the “Post-Effective Amendment No. 1”) to register shares of Common Stock and Plan interests.

The offerings pursuant to the Registration Statement and the Post-Effective No. 1 have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statement and Post-Effective Amendment No. 1 and hereby deregisters all shares of Common Stock and all related Plan interests registered pursuant to the Registration Statement and Post-Effective Amendment No. 1 that remain unsold or unoffered as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 19th day of April, 2023.

FLOWSERVE CORPORATION

By:	/s/ Susan C. Hudson
Susan C. Hudson
Senior Vice President and Chief Legal Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the Plan has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irving, State of Texas, on this 19th day of April, 2023.

THE PENSION AND INVESTMENT COMMITTEE

FLOWSERVE CORPORATION RETIREMENT SAVINGS PLAN

By:	/s/ John E. Roueche, III
Name: John E. Roueche, III
Pension and Investment Committee Chairman